Exhibit 99.4
ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
INTRODUCTION
     Encore Acquisition Company (“Encore”), a Delaware corporation, acquires and develops oil and natural gas reserves from onshore fields in the United States. Since 1998, it has acquired producing properties with proven reserves and leasehold acreage and grown the production and proven reserves by drilling, exploring, reengineering or expanding existing waterflood projects, and by applying tertiary recovery techniques.
     On January 16, 2007, Encore entered into a Purchase and Sale Agreement (the “Agreement”) to acquire certain oil and natural gas properties in the Big Horn Basin of Wyoming (“Big Horn”) from certain subsidiaries of Anadarko Petroleum Corporation (“Anadarko”). Big Horn is comprised of assets in or near the Elk Basin field (“Elk Basin”) in Park County, Wyoming and Carbon County, Montana and the Gooseberry field (“Gooseberry”) in Park County, Wyoming.
     The accompanying unaudited pro forma consolidated financial statements should be read together with the historical audited consolidated financial statements of Encore included in its Annual Report on Form 10-K for the year ended December 31, 2006 and the unaudited consolidated financial statements of Encore included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2007. The accompanying unaudited pro forma consolidated financial statements were derived by making certain adjustments to the historical financial statements of Encore. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the unaudited consolidated pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as contemplated and that the unaudited consolidated pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.
     The accompanying unaudited consolidated pro forma financial statements give effect to the acquisition of Big Horn by Encore. The unaudited consolidated pro forma balance sheet assumes that the acquisition and related transactions occurred on December 31, 2006, the unaudited pro forma consolidated statement of operations for the year ended December 31, 2006 assumes that the acquisition and related transactions occurred on January 1, 2006, and the unaudited pro forma consolidated statement of operations for the three months ended March 31, 2007 assumes that the acquisition and related transactions occurred on January 1, 2007.
     The Big Horn acquisition was completed on March 7, 2007 and accordingly, the actual operating results related to the acquired properties are included in Encore’s operating results from that date forward.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2006
(in thousands, except share and per share amounts)

		Big Horn Acquisition
		Gooseberry		Elk Basin
	Encore	Pro Forma		Pro Forma		Pro Forma
	Historical	Adjustments		Adjustments		as Adjusted
ASSETS

Current assets:
Cash and cash equivalents	$763	$—		$—		$763
Accounts receivable	81,470	214	(a)	1,020	(a)	82,704
Inventory	18,170	—		—		18,170
Derivatives	17,349	—		—		17,349
Deferred taxes	24,978	—		—		24,978
Prepaid expenses	2,988	—		—		2,988

Total current assets	145,718	214		1,020		146,952

Properties and equipment, at cost:
Proved properties, including wells and related equipment	2,033,914	64,356	(a)	340,018	(a)	2,438,288
Unproved properties	47,548	—		—		47,548
Accumulated depletion, depreciation, and amortization	(364,780)	—		—		(364,780)

	1,716,682	64,356		340,018		2,121,056

Other property and equipment	18,231	—		—		18,231
Accumulated depreciation	(7,791)	—		—		(7,791)

Total other property and equipment	10,440	—		—		10,440

Other assets:
Goodwill	60,606	—		—		60,606
Derivatives	40,715	—		—		40,715
Other	32,739	1,309	(b)	6,914	(b)	40,962

Total other assets	134,060	1,309		6,914		142,283

Total assets	$2,006,900	$65,879		$347,952		$2,420,731

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$18,204	$—		$—		$18,204
Accrued lease operations expense	8,582	5	(a)	240	(a)	8,827
Accrued development capital	44,492	—		—		44,492
Accrued interest	11,273	—		—		11,273
Accrued production, ad valorem, and severance taxes	10,915	65	(a)	2,280	(a)	13,260
Accrued oil purchases	11,191	—		—		11,191
Derivatives	60,448	—		—		60,448
Other	21,358	7	(a)	300	(a)	21,665

Total current liabilities	186,463	77		2,820		189,360

Long-term debt	661,696	64,416	(a)	328,659	(a)	1,062,994
		1,309	(b)	6,914	(b)
Deferred taxes	282,825	—		—		282,825
Derivatives	38,688	—		—		38,688
Future abandonment cost	19,205	77	(a)	9,559	(a)	28,841
Other	1,158	—		—		1,158

Total liabilities	1,190,035	65,879		347,952		1,603,866

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 authorized, none issued and outstanding	—	—		—		—
Common stock, $.01 par value, 144,000,000 authorized, 53,028,866 issued and outstanding	531	—		—		531
Additional paid-in capital	457,201	—		—		457,201
Treasury stock, at cost, of 17,809 shares	(457)	—		—		(457)
Retained earnings	394,917	—		—		394,917
Accumulated other comprehensive loss	(35,327)	—		—		(35,327)

Total stockholders’ equity	816,865	—		—		816,865

Total liabilities and stockholders’ equity	$2,006,900	$65,879		$347,952		$2,420,731

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2006
(in thousands, except per share amounts)

		Big Horn Acquisition
	Encore	Gooseberry	Elk Basin	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		as Adjusted
Revenues
Oil	$346,974	$12,365	$63,695	$—		$423,034
Natural gas	146,325	—	2,395	—		148,720
Marketing and other	147,563	—	3,649	—		151,212

Total revenues	640,862	12,365	69,739	—		722,966

Expenses
Production:
Lease operations	98,194	3,593	7,435	—		109,222
Production, ad valorem, and severance taxes	49,780	1,625	7,839	—		59,244
Depletion, depreciation, and amortization	113,463	—	—	34,835	(c)	148,298
Exploration	30,519	—	—	—		30,519
General and administrative	23,194	—	—	3,290	(d)	26,484
Marketing	148,571	—	—	—		148,571
Derivative fair value gain	(24,388)	—	—	—		(24,388)
Other operating	10,023	—	5,598	—		15,621

Total expenses	449,356	5,218	20,872	38,125		513,571

Operating income (loss)	191,506	7,147	48,867	(38,125)		209,395

Other income (expenses)
Interest	(45,131)	—	—	(18,058	)(e)	(64,834)
				(1,645	)(f)
Other	1,429	—	—	—		1,429

Total other income (expenses)	(43,702)	—	—	(19,703)		(63,405)

Income (loss) before income taxes	147,804	7,147	48,867	(57,828)		145,990
Income tax benefit (provision)	(55,406)	—	—	680	(g)	(54,726)

Net income (loss)	$92,398	$7,147	$48,867	$(57,148)		$91,264

Net income per common share:
Basic	$1.78					$1.76
Diluted	$1.75					$1.73

Weighted average common shares outstanding:
Basic	51,865					51,865
Diluted	52,736					52,736
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2007
(in thousands, except per share amounts)

		Big Horn Acquisition
	Encore	Gooseberry	Elk Basin	Pro Forma		Pro Forma
	Historical	Historical	Historical	Adjustments		as Adjusted
Revenues
Oil	$82,623	$2,024	$10,459	$—		$95,106
Natural gas	32,978	—	127	—		33,105
Marketing and other	14,941	—	3,575	—		18,516

Total revenues	130,542	2,024	14,161	—		146,727

Expenses
Production:
Lease operations	30,520	307	1,965	—		32,792
Production, ad valorem, and severance taxes	12,515	260	1,262	—		14,037
Depletion, depreciation, and amortization	35,028	—	—	5,683	(c)	40,711
Exploration	11,521	—	—	—		11,521
General and administrative	7,360	—	—	644	(d)	8,004
Marketing	15,011	—	2,739	—		17,750
Derivative fair value loss	45,614	—	—	—		45,614
Other operating	2,565	—	631	—		3,196

Total expenses	160,134	567	6,597	6,327		173,625

Operating income (loss)	(29,592)	1,457	7,564	(6,327)		(26,898)

Other income (expenses)
Interest	(16,287)	—	—	(6,912	)(e)	(23,610)
				(411	)(f)
Other	431	—	—	—		431

Total other income (expenses)	(15,856)	—	—	(7,323)		(23,179)

Income (loss) before income taxes	(45,448)	1,457	7,564	(13,650)		(50,077)
Income tax benefit (provision)	16,019	(546)	(2,837)	5,119	(g)	17,755

Net income (loss)	$(29,429)	$911	$4,727	$(8,531)		$(32,322)

Net loss per common share:
Basic	$(0.55)					$(0.61)
Diluted	$(0.55)					$(0.61)

Weighted average common shares outstanding:
Basic	53,077					53,077
Diluted	53,077					53,077
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

ENCORE ACQUISITION COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
     The historical financial information is derived from the historical consolidated financial statements of Encore. The unaudited pro forma balance sheet as of December 31, 2006 has been prepared as if the acquisition and related transactions had taken place on December 31, 2006. The unaudited pro forma statement of operations for the three months ended March 31, 2007 assumes that the acquisition and related transactions occurred on January 1, 2007. The unaudited pro forma statement of operations for the year ended December 31, 2006 assumes that the acquisition and related transactions occurred on January 1, 2006.
Note 2. Pro Forma Assumptions and Adjustments
We made the following adjustments in the preparation of the unaudited pro forma financial statements:

a)	To record the acquisition of Big Horn for $393.1 million (including estimated merger costs of approximately $1.0 million) financed with borrowings under Encore’s revolving credit facilities. The allocation of the purchase price to the assets acquired and liabilities assumed is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not expected to have a material effect on Encore’s financial condition, results of operations, or cash flows.

The calculation of the total purchase price and the allocation to the fair value of the Big Horn Basin assets acquired and liabilities assumed from Anadarko are as follows (in thousands):

Calculation of total purchase price:
Cash paid to Anadarko	$392,085
Estimated transaction costs	990

Total purchase price	$393,075

Allocation of purchase price to the fair value of net assets acquired:
Accounts receivable	$1,234
Properties and equipment	404,374

Total assets acquired	405,608

Accrued liabilities	(2,897)
Future abandonment cost	(9,636)

Total liabilities assumed	(12,533)

Fair value of net assets acquired	$393,075

b)	Reflects the payment of debt issuance costs of $8.2 million incurred on Encore’s revolving credit facilities allocated to Gooseberry and Elk Basin based on percentage of total properties and equipment.

c)	Reflects the adjustment of additional depletion, depreciation, and amortization of oil and natural gas properties associated with the Big Horn purchase price allocation. Certain plant and pipeline equipment is depreciated on a straight-line basis over estimated useful lives, which range from three to ten years. The remaining capitalized costs are amortized on a unit-of-production basis over the remaining life of total proved developed reserves or proved reserves, as applicable.

d)	Reflects the incremental general and administrative expenses we estimate would have been incurred had we purchased the properties on the first day of the period presented.

e)	Reflects estimated incremental interest expense associated with borrowings under Encore’s revolving credit facilities to acquire Big Horn. We assume none of that debt is paid off during the periods covered in the unaudited pro forma consolidated statements of operations. If the LIBOR rate increased 1/8%, we would incur an additional $0.5 million in interest expense for the year ended December 31, 2006, and if the rate decreased 1/8%, we would incur $0.5 million less. If the LIBOR rate increased 1/8%, we would incur an additional $0.1 million in interest expense for the quarter ended March 31, 2007, and if the rate decreased 1/8%, we would incur $0.1 million less.

ENCORE ACQUISITION COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
f)	Reflects the amortization of debt issuance costs incurred on Encore’s revolving credit facilities.

g)	Reflects estimated income tax provision associated with the operating income of Big Horn and the pro forma adjustments using a 38.5% and 37.5% effective tax rate for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively.
Note 3. Pro Forma Earnings (Loss) Per Share
     The following table reflects the pro forma earnings (loss) per share data for the periods indicated:

	Three Months
	Ended	Year Ended
	March 31,	December 31,
	2007	2006
	(in thousands, except per share data)
Numerator:
Pro forma net income (loss)	$(32,322)	$91,264

Denominator:
Denominator for basic EPS:
Weighted average shares outstanding	53,077	51,865
Effect of dilutive options and diluted restricted stock (a)	—	871

Denominator for diluted EPS	53,077	52,736

Pro forma net income (loss) per common share:
Basic	$(0.61)	$1.76
Diluted	$(0.61)	$1.73

(a)	Options to purchase 1,498,202 shares and 190,406 shares of common stock were outstanding but not included in the above calculation of EPS for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively, because their effect would be antidilutive.
Note 4. Oil & Natural Gas Producing Activities
     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of other engineers might differ materially from those included herein. The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions. Accordingly, reserve estimates are often materially different from the quantities of oil and natural gas that are ultimately recovered. Reserve estimates are integral to management’s analysis of impairments of oil and natural gas properties and the calculation of depletion, depreciation, and amortization on these properties.
     Estimated pro forma net quantities of proved oil and natural gas reserves are as follows as of December 31, 2006:

	Encore	Big Horn Acquisition		Total
	Historical	Gooseberry	Elk Basin	Pro Forma
Proved reserves:
Oil (MBbl)	153,434	2,279	14,470	170,183
Natural gas (MMcf)	306,764	—	3,726	310,490
Combined (MBOE)	204,561	2,279	15,091	221,931
Proved developed reserves:
Oil (MBbl)	94,246	1,691	12,789	108,726
Natural gas (MMcf)	235,049	—	2,975	238,024
Combined (MBOE)	133,421	1,691	13,285	148,397

ENCORE ACQUISITION COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     The changes in pro forma proved reserves were as follows for 2006:

				Big Horn Acquisition
	Encore Historical			Gooseberry			Elk Basin			Total Pro Forma
		Natural	Oil		Natural	Oil		Natural	Oil		Natural	Oil
	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent	Oil	Gas	Equivalent
	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)	(MBbl)	(MMcf)	(MBOE)
Balance, December 31, 2005	148,387	283,865	195,698	4,120	—	4,120	18,155	7,663	19,433	170,662	291,528	219,251
Acquisitions of minerals-in-place	25	235	64	—	—	—	—	—	—	25	235	64
Extensions and discoveries	3,269	78,861	16,412	—	—	—	—	—	—	3,269	78,861	16,412
Improved recovery	10,935	941	11,092	—	—	—	—	—	—	10,935	941	11,092
Revisions of estimates	(1,847)	(33,682)	(7,461)	755	—	755	(2,419)	(3,575)	(3,016)	(3,511)	(37,257)	(9,722)
Production	(7,335)	(23,456)	(11,244)	(271)	—	(271)	(1,266)	(362)	(1,326)	(8,872)	(23,818)	(12,841)

Balance, December 31, 2006	153,434	306,764	204,561	4,604	—	4,604	14,470	3,726	15,091	172,508	310,490	224,256

     Reserves for the Big Horn Acquisition as of December 31, 2005 as shown in the table above are derived from unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the Anadarko Elk Basin Operations and the Anadarko Gooseberry Operations. Reserves for the Big Horn Acquisition as of December 31, 2006 as shown in the table above were estimated by our internal engineering staff. These amounts differ from the reserves at December 31, 2006 included in the unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the Anadarko Elk Basin Operations and the Anadarko Gooseberry Operations. There are numerous uncertainties inherent in estimating quantities of proved reserves. Oil and natural gas reserve engineering is and must be recognized as a subjective process of estimating underground accumulations of oil and natural gas that cannot be measured in any exact way, and estimates of different engineers often differ materially based on the judgment of the engineer performing the estimate. The accuracy of any reserve estimate is a function of the quality of available data and engineering, and estimates may justify revisions. Management believes both estimates represent valid estimates and no attempt has been made to reconcile the different estimates as they are based on the judgment of different engineers. The amount by which these two amounts differ has been included as a revision of quantity estimates in the above table.
     The pro forma standardized measure of discounted estimated future net cash flows was as follows as of December 31, 2006:

		Big Horn Acquisition
	Encore Historical	Gooseberry	Elk Basin	Total Pro Forma
	(in thousands)
Net future cash inflows	$9,291,007	$226,918	$720,499	$10,238,424
Future production costs	(3,803,000)	(90,774)	(269,087)	(4,162,861)
Future development costs	(371,396)	(4,800)	(18,107)	(394,303)
Future income tax expense	(1,499,290)	(23,519)	(33,565)	(1,556,374)

Future net cash flows	3,617,321	107,825	399,740	4,124,886
10% annual discount	(2,155,514)	(60,607)	(171,072)	(2,387,193)

Standardized measure of discounted estimated future net cash flows	$1,461,807	$47,218	$228,668	$1,737,693

ENCORE ACQUISITION COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
     The primary changes in the pro forma standardized measure of discounted estimated future net cash flows were as follows for 2006:

		Big Horn Acquisition
	Encore Historical	Gooseberry	Elk Basin	Total Pro Forma
	(in thousands)
Standardized measure, beginning of year	$1,918,471	$40,179	$190,559	$2,149,209
Net change in sales price and production costs	(634,033)	10,270	194,524	(429,239)
Acquisitions of minerals-in-place	539	—	—	539
Extensions, discoveries, and improved recovery	141,211	—	—	141,211
Revisions of quantity estimates	(62,615)	12,928	(90,751)	(140,438)
Sales, net of production costs	(340,036)	(4,640)	(47,530)	(392,206)
Development costs incurred during the year	253,484	772	1,610	255,866
Accretion of discount	191,847	4,018	19,056	214,921
Change in estimated future development costs	(185,212)	(2,992)	(2,758)	(190,962)
Net change in income taxes	248,491	4,986	(18,036)	235,441
Change in timing and other	(70,340)	(18,303)	(18,006)	(106,649)

Standardized measure, end of year	$1,461,807	$47,218	$228,668	$1,737,693

     The changes in standardized measure in the above table for the Big Horn Acquisition differ from the amounts disclosed in the unaudited footnotes to the Statements of Revenues and Direct Operating Expenses of the Anadarko Elk Basin Operations and the Anadarko Gooseberry Operations due to differences in estimated proved reserves at December 31, 2006 as described above.